As filed with the Securities and Exchange Commission on March 30, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

Fiverr International Ltd.
(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

Fiverr International Ltd. 8 Eliezer Kaplan St, Tel Aviv 6473409, Israel Tel: +972-72-2280910 (Address of principal executive offices)	Not Applicable (Zip code)

2020 Employee Share Purchase Plan
(Full title of the plan)

C T Corporation System
28 Liberty Street
New York, NY 10005
(Name and address of agent for service)

212-894-8940
(Telephone number, including area code, of agent for service)

Copies to:

Joshua G. Kiernan Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF, UK Tel: + 44 20 7710-5820 Fax: +44 20 7374-4460	Shachar Hadar Elad Ziv Meitar | Law Offices 16 Abba Hillel Road Ramat Gan 5250608, Israel Tel: +972 (3) 610-3100 Fax: +972 (3) 610-3111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 460,228 ordinary shares, no par value per share (“Ordinary Shares”) of Fiverr International Ltd. (the “Registrant”) that may become issuable under the Registrant’s 2020 Employee Share Purchase Plan, as it may be amended or restated from time to time (the “ESPP”). A Registration Statement of the Registrant on Form S-8 relating to the ESPP is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

Except as set forth below, the contents of the Registration Statement on Form S-8 (File Nos. 333-248580 and 333-262817) filed with the Securities and Exchange Commission, relating to the ESPP, is incorporated by reference herein.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1
Amended and Restated Articles of Association of the Registrant, as currently in effect (incorporated by reference to Exhibit 99.1 to the Registrant’s Report of Foreign Private Issuer on Form 6-K (File No. 001-38929) filed on July 20, 2022).

5.1+	Opinion of Meitar | Law Offices as to the legality of the Registrant’s Ordinary Shares.

23.1+	Consent of Kost, Forer, Gabbay and Kasierer, a member of Ernst & Young Global, independent registered public accounting firm.

23.2 +	Consent of Meitar | Law Offices (included in Exhibit 5.1).

24.1+	Power of Attorney (included on signature page).

99.1
2020 Employee Share Purchase Plan, as it may be amended or restated from time to time (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-248580) filed on September 3, 2020).

107	Filing Fee Calculation.
__________________________

+ Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel, on this 30th day of March 2023.

FIVERR INTERNATIONAL LTD.

By:	/s/ Micha Kaufman
	Name:	Micha Kaufman
	Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Fiverr International Ltd., hereby severally constitute and appoint Micha Kaufman and Ofer Katz, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Micha Kaufman	Co-Founder, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 30, 2023
Micha Kaufman

/s/ Ofer Katz	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 30, 2023
Ofer Katz

/s/ Philippe Botteri	Member of the Board	March 30, 2023
Philippe Botteri

/s/ Adam Fisher	Member of the Board	March 30, 2023
Adam Fisher

/s/ Ron Gutler	Member of the Board	March 30, 2023
Ron Gutler

/s/ Gili Iohan	Member of the Board	March 30, 2023
Gili Iohan

/s/ Jonathan Kolber	Member of the Board	March 30, 2023
Jonathan Kolber

/s/ Nir Zohar	Member of the Board	March 30, 2023
Nir Zohar

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Fiverr International Ltd., has signed this Registration Statement on Form S-8, in the City of San Francisco, State of California, on March 30, 2023.

FIVERR INC. (Authorized Representative in the United States)

By:	/s/ Jinjin Qian
Name: Jinjin Qian
Title: EVP Strategic Finance